                                                                           EX 23
                                                              Form 11-K for 2001
                                                                 File No. l-8610

                           CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration
      Statements (Form S-8, No. 333-24295, 333-66105 and 333-88667)
      pertaining to the SBC Savings and Security Plan of our report dated
      June 21, 2002, with respect to the financial statements and supplemental schedule of the SBC Savings and Security Plan included in this Annual
      Report (Form 11-K) for the year ended December 31, 2001.

                                                ERNST & YOUNG LLP

      San Antonio, Texas
      June 21, 2002